Calculation of Filing Fee Tables
S-8
Our Bond, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock; par value $0.0001	Other	22,220,855	$ 1.415	$ 31,442,510.00	0.0001381	$ 4,342.22
Total Offering Amounts:						$ 31,442,510.00		$ 4,342.22
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,342.22
Offering Note
[1]	Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices reported in the consolidated reporting system as of a specified date within 5 business days prior to the date of filing the registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources